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                                                                     EXHIBIT 3.5
                                                                     -----------

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AF ACQUISITION CORP.


        1.  The name of the Corporation is

                             AF ACQUISITION CORP.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is fifteen million five hundred thousand (15,500,000) of which stock fifteen million (15,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00) shall be Common stock and of which five hundred thousand (500,000) shares of the par value of One Cent
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($.01) each, amounting in the aggregate to Five Thousand Dollars ($5,000) shall be Preferred stock.

        The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof may be determined at a later date by the board of directors.

        5.  The name and mailing address of each incorporation is as follows:

                    NAME                                      MAILING ADDRESS
                    ----                                      ---------------
D. A. Hampton                                           Corporation Trust Center
                                                        1209 Orange Street
                                                        Wilmington, Delaware 19801

S. M. Fraticelli                                        Corporation Trust Center
                                                        1209 Orange Street
                                                        Wilmington, Delaware 19801

S. J. Eppard                                            Corporation Trust Center
                                                        1209 Orange Street
                                                        Wilmington, Delaware 19801

        6.  The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
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        8.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of January, 1985.

                              /s/ D. A. Hampton
                              -----------------
                              D. A. Hampton
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                              /s/ S. M. Fraticelli
                              --------------------
                              S. M. Fraticelli


                              /s/ S. J. Eppard
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